Filed Pursuant to Rule 424(b)(3)
SEC File No.  333-146182

Prospectus
International Surf Resorts, Inc.,
a Nevada corporation

489,800 Shares of Common Stock

This prospectus relates to 489,800 shares of common stock of International Surf Resorts, Inc., which are issued and outstanding shares of our common stock, acquired by the selling shareholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The selling shareholders will offer and sell the shares at $0.25 per share, making the aggregate offering price to the public approximately $122,450 if all the shares are sold.

Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The selling shareholders will sell those 489,800 shares of our issued and outstanding common stock at a price of $0.25 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.

Title of securities to be offered	Number of offered shares	Offering price per share	Proceeds
Common Stock	489,800	$0.25	$122,450

See “Risk Factors” on Pages 4 to 7 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

The date of this prospectus is October 5, 2007.
Subject to completion.

 TABLE OF CONTENTS

Prospectus Summary	3
Risk Factors	3
Forward Looking Statements	8
Use of Proceeds	8
Determination of Offering Price	8
Dilution	8
Selling Shareholder	8
Plan of Distribution	10
Legal Proceedings	11
Directors, Executive Officers, Promoters and Control Persons	11
Security Ownership of Certain Beneficial Owners and Management	12
Description of Securities	12
Interest of Named Experts and Counsel	13
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	13
Organization Within Last Five Years	13
Description of Business	14
Management’s Discussion and Analysis of Financial Condition and Results of Operations	17
Description of Property	18
Certain Relationships and Related Transactions	18
Market for Common Equity and Related Stockholder Matters	19
Executive Compensation	20
Financial Statements	22
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	52
Legal Matters	52
Experts	52
Additional Information	52

Prospectus Summary

Our Business:
Our principal business address is 1097 Country Coach Dr., Suite 705, Henderson, Nevada 89002. Our telephone number is (800) 315-0045.

We are an Internet-based provider of international surf resorts, camps and guided surf tours. We also intend to operate a surf camp at Scorpion Bay, which is located in San Juanico, Baja California Sur, Mexico. Through our Mexican subsidiary, we own approximately 2.5 acres of land on the beach at Scorpion Bay.

Our state of organization:	We were incorporated in Nevada on December 4, 2006.

Summary financial information:
The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus.  We have prepared our financial statements contained in this prospectus in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this prospectus.

Income Statement	Six Month Period Ending June 30, 2007	Period from Inception to December 31, 2006

Net Revenue	0	0
Gross Profit	0	0
Operating Expenses	6,940	2,350
Net Loss	(5,048)	(2,847)
Net Loss Per Share	(0.00)	(0.00)

Balance Sheet	June 30, 2007	December 31, 2006

Total Assets	199,570	103,597
Total Liabilities	360	91,294
Shareholders’ Equity	200,605	12,303

Number of shares being offered:
The selling shareholders want to sell 489,800 shares of our issued and outstanding common stock. The selling shareholders will sell at a price of $0.25 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Estimated use of proceeds:	We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.

RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks Related to our Business:

We have a limited operating history upon which an evaluation of our prospects can be made.

We were formed on December 4, 2006. Our lack of operating history in the Internet industry makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues and become profitable.

We will need to raise additional capital to fund our operations. Our failure to raise additional capital will significantly affect our ability to fund our proposed activities.

To develop and market our proposed surf camps and resorts, we will be required to raise additional funds through debt or equity financings. We do not know if we will be able to acquire additional financing. We anticipate that we will need to spend significant funds on developing our proposed surf camps and resorts. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our operations.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.

As of June 30, 2007, our net loss since inception was $7,895. We expect to incur operating and capital expenditures of up to $50,000 for the next year and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.

Because we are a development stage company, we have no revenues to sustain our operations.

We are a development stage company that is currently developing our business. To date, we have not generated any revenues, and we do not anticipate that we will generate any revenues for the foreseeable future. The success of our business operations will depend upon our ability to develop our surf resort website and provides quality service to those visitors to our site. We are not able to predict whether we will be able to develop our business and generate revenues. If we are not able to complete the successful development of our business plan, generate significant revenues and attain sustainable operations, then our business will fail.

There is significant uncertainty with respect to the viability and growth potential for the real estate market in Baja California Sur, Mexico. If the market fails to develop or develops more slowly than we hope, our Mexican property may have very little value.

The real estate market in Baja California Sur, Mexico is rapidly evolving and likely will be characterized by an increasing number of market entrants.  However, if the market for real estate in Baja California Sur, Mexico fails to develop, or develops more slowly than we expect, the property that we purchased in San Juanico, Baja California Sur, Mexico may be have very little value or be worthless. Thus, acceptance of Baja California Sur, Mexico as a viable real estate market is highly uncertain and subject to several potential factors, including:

•	reluctance of potential purchasers to choose to invest in real estate in Baja California Sur, Mexico;
•	reluctance of potential purchasers to follow through with their purchase of real property in Baja California Sur, Mexico; and
•	concerns about whether potential purchasers will possess clean title to the real property in Baja California Sur, Mexico and in the future be able to convey that property to future purchaser.

The property that we purchased in San Juanico, Baja California Sur, Mexico was originally “ejido” property and may not have been properly converted to private property.

In the early 1900s, Mexico began the process to provide farmers a beneficiary interest to land owned by the government. Those government parcels are known as “ejidos”. In 1992, the Mexican government amended the laws to provide a process of legal entitlement thereby giving the ejido farmers the right to convert the land to private property and allowing them to benefit monetarily from the ensuing regularization process. We do not know if the property we purchased has been properly regularized and therefore, if the seller had the right to sell the land to us. If the property was not properly regularized and converted to private property, then we may not actually own the property that we purchased. We cannot guaranty that the property we purchased was properly regularized and converted to private property.

Our operations are significantly impacted by the laws and regulations of Mexico as well as the political instability of the Mexican government.

Mexico is subject to changing political, economic and regulatory influences that will affect our business practices and operations. The North American Free Trade Agreement has fostered ties between Mexico, the United States and Canada by removing trade restrictions. However, foreign ownership of land in Mexico has traditionally been subject to heavy regulation by the Mexican government. Any of these regulations or a change in the current regulations could significantly hinder our ability to develop our property in Mexico, which would negatively impact our ability to generate revenues.  We cannot predict what impact, if any, such factors might have on our business, financial condition and results of operations.

We do not know if we have clean title to the property we purchased in San Juanico, Baja California Sur, Mexico.

Because the parcel we purchased is one hectare, or approximately 12,150 square meters, we hired a local Mexican attorney to form a Mexican subsidiary corporation for the purpose of owning the property located at San Juanico, Baja California Sur, Mexico. We hope that we have followed the appropriate laws regarding foreign ownership of land in Mexico and that we are in conformity with all applicable laws in the relevant jurisdictions. Although we have followed the advice of our Mexican legal counsel, we do not know with certainty if we have clean title to the property we purchased San Juanico, Baja California Sur, Mexico, or if we will have clean title to any other properties that we purchase in the future. Our inability to prove that we have clean title to that property could significant decrease the value of the property, which could cause investors to lose their entire investment in us.

Our business may be subject to Mexican currency fluctuations.

We intend to have operations in Mexico and therefore anticipate that some of our transactions may involve the use of the Mexican Peso, the official currency of Mexico.  Throughout the 1990s, the Mexican Peso was extremely volatile and we anticipate that the Mexican Peso may continue to display such volatility. Although management will monitor our exposure to currency fluctuations, we cannot guaranty that exchange rate fluctuations will not negatively impact our financial condition.

A downturn in the general economy or the real estate market would harm our business.

Our business is negatively impacted by periods of economic slowdown or recession, rising interest rates and declining demand for real estate. These economic conditions could have a number of effects, which could have an adverse impact on certain segments of our business, including the following:

•	a decline in residential transactions and commercial acquisition, disposition and leasing activity;
•	a decline in the supply of capital invested in commercial real estate; and
•	a decline in the value of real estate and in rental rates, which would cause us to realize lower revenue.

Economic and political developments in Mexico could affect Mexican economic policy and our business, financial condition and results of operations.

Our Mexican subsidiary is a Mexican corporation and all of its operations and assets are located in Mexico. As a result, our business, financial condition and results of operations may be affected by the general condition of the Mexican economy, the devaluation of the Peso as compared to the U.S. Dollar, price instability, inflation, interest rates, regulation, taxation, social instability and other political, social and economic developments in or affecting Mexico over which we have no control.

The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy. Mexican governmental actions concerning the economy and state-owned enterprises could have a significant effect on Mexican private sector entities in general, and us in particular, and on market conditions, prices and returns on companies with Mexican operations.

Mexico has experienced adverse economic conditions.

Mexico has historically experienced uneven periods of economic growth. If the Mexican economy should fall into a recession, our business, financial condition and results of operations may be negatively affected.

High interest rates in Mexico could increase our financing costs.

Mexico historically has had, and may continue to have, high interest rates. Accordingly, if we have to incur Peso-denominated debt in the future, it will likely be at higher interest rates. High interest rates in Mexico could increase our financing costs and thereby impair our financial condition, results of operations and cash flows.

We face intense competition, which could hinder our ability to implement our business plan and generate revenues.Most of our competitors have significantly greater resources than we do.  If we cannot compete effectively, we may not be able to generate any revenues, or achieve or sustain profitability.

Our principal competitors include companies that are well recognized as providers of surf resorts and camps for several years and have an established customer base. These competitors may enhance their services to include some that we may not be able to provide until we achieve profitability. Many of our current and potential competitors enjoy substantial competitive advantages, such as:

•	greater name recognition;
•	larger marketing budgets and resources;
•	established marketing relationships;
•	access to larger customer bases; and
•	substantially greater financial, technical and other resources.

As a result, they may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements.  In addition, because barriers to the real estate field are fairly low, additional competitors may enter our market.

We also compete for customers from other operators of surf camps in Baja California and specifically Scorpion Bay. Many of these competitors have greater financial resources than we have and have been in operation for many years more than us. In addition, many of these companies have greater name recognition among surfers. These companies might be willing to sacrifice profitability to capture a greater portion of the market for vacationers or pay higher prices than we would for the same acquisition opportunities. Promotora Punta Pequena has operated a surf camp at Scorpion Bay for several years and currently rents vacation casas to traveling surfers. We do not know if we will be able to compete with Promotora Punta Pequena as a surf camp operator or provider of vacation rentals.

For all of the foregoing reasons, we may not be able to compete successfully against our current and future competitors.

Our officers and directors are engaged in other activities that could conflict with our interests. Therefore, our officers and directors may not devote sufficient time to our affairs, which may affect our ability to conduct marketing activities and generate revenues.

The people currently serving as our officers and directors have existing responsibilities and have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs. Our officers and directors currently work for us on a part time basis.

We depend on the efforts and abilities of our management to continue operations.

Eduardo Biancardi is our only employee with experience relevant to business. Outside demands on his time may prevent him from devoting sufficient time to our operations. The interruption of the services of Mr. Biancardi will significantly hinder our operations, profits and future development, especially if suitable replacements are not promptly obtained.  We do not currently have any executive compensation agreements.  We cannot guaranty that our management will remain with us.

The costs to meet our reporting requirements as a public company subject to the Exchange Act of ’34 will be substantial and may result in us having insufficient funds to operate our business.

We will incur ongoing expenses associated with professional fees for accounting and legal expenses associated with being a public company. We estimate that these costs will range up to $50,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations.

Risks Related to Owning Our Common Stock:

Our officers, directors and principal shareholders own approximately 84.36% of our outstanding shares of common stock, allowing these shareholders control matters requiring approval of our shareholders.

Our officers, director and principal shareholders beneficially own, in the aggregate, approximately 84.36% of our outstanding shares of common stock.  Such concentrated control of the company may negatively affect the price of our common stock.  Our officers, directors and principal shareholders can control matters requiring approval by our security holders, including the election of directors.

The offering price of the shares of common stock was arbitrarily determined. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by the selling shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have generated no revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services.

Our common stock is subject to penny stock regulations which may make it difficult for investors to sell their stock.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  If our common stock becomes subject to the penny stock rules, holders of our shares may have difficulty selling those shares.

Forward Looking Statements

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, or “should” or other variations or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.  Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds

We will not receive any of the proceeds from the sale of shares being offered by the selling shareholders.

Determination of Offering Price

Factors Used to Determine Share Price.In determining the offering price of the shares being offered by the selling shareholders, we considered several factors including the following:

•	the price paid by the selling shareholders for the shares they are offering;
•	our future prospects; and
•	our capital structure.

Therefore, the offering price of the shares being offered by the selling shareholders has no relationship to any established criteria of value, such as book value or earnings per share. The selling shareholders will offer and sell the shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Dilution

The shares offered for sale by the selling shareholders are already outstanding and, therefore, do not contribute to dilution.

Selling Shareholders

The following table sets forth information concerning the selling shareholders including:

1.	the number of shares owned by the selling shareholders prior to this offering;
2.	the total number of shares that are to be offered by the selling shareholders;
3.	the total number of shares of common stock that will be owned by the selling shareholders upon completion of the offering; and
4.	the percentage of common stock that will be owned by the selling shareholders upon completion of the offering if all of the offered shares are sold by the selling shareholders.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling shareholders. The selling shareholders have no position or office with us, nor any material relationship with us, except as listed below. The selling shareholders are not broker-dealers or affiliates of broker-dealers to our knowledge.

Name of Selling Shareholder	Amount of Shares of Common Stock Owned by Selling Shareholder Before the Offering	Amount of Shares of Common Stock to be Offered by the Selling Shareholder	Amount of Shares of Common Stock Owned by Selling Shareholder After the Offering	Percentage of Common Stock Owned if all of the Offered Shares Are Sold
Tom Chen	40,000	40,000	0	0%
John J. Garrigan III	8,000	8,000	0	0%
Matthew J. Folsom	10,000	10,000	0	0%
David Sivak	6,000	6,000	0	0%
Suiyuen Wong	2,000	2,000	0	0%
Gregory Michael Smith	2,000	2,000	0	0%
Lawrence Leisz	12,000	12,000	0	0%
Tina Florance	6,000	6,000	0	0%
Stanley McCrosky	4,000	4,000	0	0%
Christian Negri	4,000	4,000	0	0%
Michael S. Kroll	8,000	8,000	0	0%
Christine M. Bertrand	30,000	30,000	0	0%
Victor R. Maza	10,000	10,000	0	0%
PCB Enterprises, Inc. (1)	40,000	40,000	0	0%
Stacie DeMate	28,000	28,000	0	0%
Glenn LePalme	4,000	4,000	0	0%
Joyce C. Speakman	28,000	28,000	0	0%
Michael Bruce Armstrong	10,000	10,000	0	0%
Chris Christensen	20,000	20,000	0	0%
Barbara Leake	28,000	28,000	0	0%
Lauriebeth L. Bugawan	1,000	1,000	0	0%
Louis K. Chow	1,000	1,000	0	0%
Brad Thompson	40,000	40,000	0	0%
Isaac Flores	2,000	2,000	0	0%
Silentium, LLC (2)	4,000	4,000	0	0%
Dan B. Dalsimer	4,000	4,000	0	0%
Jaime Lynn Austin	12,000	12,000	0	0%
Danny Patrick Werner	6,800	6,800	0	0%
Shelby Mirrotto	5,000	5,000	0	0%
Gregory Nelson	4,000	4,000	0	0%
Andy Moeck	20,000	20,000	0	0%
Shadow Trust (3)	20,000	20,000	0	0%
Andy Hinsch	20,000	20,000	0	0%
Scott Gassaway	2,400	2,400	0	0%
Christopher A. Roesti	1,600	1,600	0	0%
Jessica Delano	4,000	4,000	0	0%
Jason W. Kuncas	2,000	2,000	0	0%
ID Zines Productions, Inc. (4)	40,000	40,000	0	0%
(1) Jeff Hoss has sole voting and investment control over the securities held by PCB Enterprises, Inc.
(2) Gary Meuser-Schaede has sole voting and investment control over the securities held by Silentium, LLC.
(3) Joseph Winkelmann has sole voting and investment control over the securities held by Shadow Trust.
(4) Dale Snowden has sole voting and investment control over the securities held by ID Zines Productions, Inc.

Plan of Distribution

The offering by the selling shareholders may start as soon as this registration statement is declared effective. The selling shareholders will sell at a price of $0.25 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers.  The methods by which the shares may be sold include:

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
•	privately negotiated transactions.

Brokers and dealers engaged by selling shareholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that a broker-dealer is added as a formal participant to the marketing effort of the selling shareholders, we will file a post effective amendment to disclose such event.

The selling shareholders and any broker-dealers participating in the distributions of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling shareholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling shareholders. To the extent that any successors to the named selling shareholders wish to sell under this prospectus, we will file a prospectus supplement identifying such successors as selling shareholders.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling shareholders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling shareholders.

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling shareholders. The estimated expenses of issuance and distribution for all the shares being registered by this registration statement are set forth below.

Registration Fees	Approximately	$3.76
Transfer Agent Fees	Approximately	$500.00
Costs of Printing and Engraving	Approximately	$500.00
Legal Fees	Approximately	$10,000.00
Accounting Fees	Approximately	$15,000.00

We have informed the selling shareholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  Selling shareholders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth information regarding our executive officers and director.

Name	Age	Position
Eduardo Biancardi	38	President, Secretary, Chief Financial Officer and Director
Santana Martinez	34	Director

Eduardo Biancardi. Mr. Eduardo Biancardi has been our President, Secretary, Chief Financial Officer and one of our directors since May 2007.  Mr. Biancardi has traveled extensively to various international surf locations over the last ten years, including Mexico (Mainland & Baja), Costa Rica, El Salvador, Panama, Argentina, Brazil, Chile, Peru, Ecuador, Spain, France, Portugal, Germany, Canary Islands, Morocco, Australia, New Zealand, Fiji, Taiwan and Indonesia. From June 2005 to present, Mr. Biancardi has been researching potential surf resort locations while working as surf guide and photographer in Indonesia. From January 2006 to September 2006, Mr. Biancardi performed marketing services for Padang Padang Surf Camp in Bali, Indonesia. From 1996 to 2005, Mr. Biancardi worked as a marketing representative for ITW Shippers, a manufacturer of products designed to meet the needs of companies shipping their products using different modes of transportation. Mr. Biancardi is fluent in Spanish and is conversant in Indonesian and Italian. Mr. Biancardi earned her Bachelors degree in Communications from California State University, Long Beach in 1991. Mr. Biancardi is not an officer or director of any other company.

Santana Martinez. Mr. Santana Martinez has been one of our directors since our inception in 2006. Since 1992, Mr. Martinez has worked in various capacities at Mercedes Benz dealerships in Nevada and Southern California. He currently is the wholesale parts advisor for Fletcher Jones Mercedes in Las Vegas, Nevada. Mr. Martinez is semi-fluent in Spanish. Mr. Martinez is not an officer or director of any other company.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  Eduardo Biancardi’s term of office expires on May 3, 2008. All officers are appointed annually by the board of directors and, subject to employment agreements (which do not currently exist), serve at the discretion of the board. Currently, directors receive no compensation.

There is no family relationship between any of our officers or directors.  There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 5, 2007, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Eduardo Biancardi 1097 Country Coach Dr., Suite 705 Henderson, Nevada 89002	40,000 shares, President, Secretary, CFO and director	1.06%
Common Stock	Santana Martinez 1097 Country Coach Dr., Suite 705 Henderson, Nevada 89002	3,140,000 shares (1), director	83.30%
Common Stock	ISR Investments LLC (2) 1097 Country Coach Dr., Suite 705 Henderson, Nevada 89002	3,140,000 shares	83.30%
Common Stock	All directors and named executive officers as a group	3,180,000 shares	84.36%
(1) Includes 3,160,000 shares of common stock held by ISR Investments LLC. Santana Martinez is deemed to beneficially own those shares.
(2) Santana Martinez has sole voting and investment control over the securities held by ISR Investments LLC. Santana Martinez, Michelle Neely and Michael Muellerleile are the members of ISR Investments LLC.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control.  Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Audit Committee. Presently, the board of directors acts as the audit committee. The board of directors does not have an audit committee financial expert. The board of directors has not yet recruited an audit committee financial expert to join the board of directors because we have only recently commenced a significant level of financial operations.

Code of Ethics. We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Description of Securities

Description of Capital Stock. We are authorized to issue 100,000,000 shares of $.001 par value common stock. As of October 5, 2007, 3,769,800 shares of our common stock were issued and outstanding.

Common Stock.  Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Eight of our Articles of Incorporation provides, among other things, corporation shall indemnify any person who was or is threatened to be made a party to a proceeding by reason of the fact that he or she is:

•	is or was a director or officer of the corporation or
•
is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Nevada General Corporation Law, as the same exists or may hereafter be amended; provided, however, that except as provided in Article Eight with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the board of directors of the corporation.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada General Corporation Law, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters.  Timothy Neely was our promoter and served as one of our officers and directors through April 2007.  In December 2006, we issued 1,000,000 shares of our common stock to Timothy Neely in exchange for $5,000, or $0.005 per share.  There is no other information that would be required to be disclosures by Item 401(d) or Item 404(d) of Regulation S-B.

Description of Business

Our Background. We were incorporated in Nevada on December 4, 2006.

Our Business. We are an Internet-based provider of international surf resorts, camps and guided surf tours. We also intend to operate a surf camp at Scorpion Bay, which is located in San Juanico, Baja California Sur, Mexico. Through our Mexican subsidiary, we own approximately 2.5 acres of land on the beach at Scorpion Bay.

We are developing a website which advertises privately owned surf resorts, camps and guided surf tours in locations that we believe offer world class surf.  For surf resort operators and property owners, our website will market their resorts, camps, and property rentals.  Our primary source of revenue from our website will be fees that are charged to the surf resort operators or property owners as a percentage of the vacationers’ total rental price. We anticipate that those fees will continue to be our primary source of revenue from our website, although we may attempt to generate additional revenue sources such as Internet advertising.

Our Proposed Surf Resort. We intend to develop a surf camp at Scorpion Bay, which is located in San Juanico, Baja California Sur, Mexico. Through our Mexican subsidiary, we own one hectare, which is approximately 2.5 acres of land, on the beach at Scorpion Bay. Our parcel has 50 meters of oceanfront and a length of 243 meters. South swells from the southern hemisphere and local hurricanes spin off mainland Mexico sending what we believe are perfect waves to a series of point breaks at Scorpion Bay. The land at Scorpion Bay has recently been privatized and ocean front properties have been listed for sale. In addition, the Mexican government is currently paving the road that provides access to Scorpion Bay.

For the foreseeable future, we intend to lead surfing expeditions to Scorpion Bay and hold camps on our property. We hope to generate revenues from our surf camps during the summer season when there are historically a consistent amount of south swells.

We are reviewing plans to study the feasibility of building surf casas, or vacation rentals, for our camps and for visiting surfers and travelers to rent from us when we are not holding our camps.  We are also assessing the feasibility of sub-dividing our parcel into smaller parcels and selling them as we believe that we can sell the smaller lots at a significant gain on our cost. We also may build on the subdivided lots and offer the surf casas for sale as a finished product.

Our Website www.isurfresorts.com.  We are currently developing our website to allow consumers to search through all of our surf resorts, camps and rental properties and access detailed property information including photographs. Our primary source of revenue will be fees that are charged to the property owners as a percentage of the vacationer’s total rental rate. Fee percentages for vacation condominiums and homes range from approximately 3% to over 40% of rental rates depending on the market and the type of services provided to the property owner.

Internet Advertising. We anticipate that we will be able to generate advertising revenues from companies which have complementary products such as airlines and travel agents and desire to advertise our on website. The Internet is an attractive method for certain advertisers, depending on the number of unique visitors we have to our site, the amount of time they spend on our site and a variety of other factors.  Internet advertising spending continues to increase on an annual basis. We believe that significant revenues can be generated from online advertising from small business service providers and product vendors.

Future Website and Products. We hope to design our future website to provide a wide range of services to surfers and surf resort and camp operators as well as vacation rental owners. Our website will continue to allow consumers to search through all of our surf resorts, camps and vacation rentals and access detailed information including photographs of the surf and accommodations. We hope that our future website will also allow users to obtain local information about the location of the surf resort as well as information about special offers and promotions. As we generate revenues, we anticipate that we will expand our website to include specialized concierge-type services for traveling surfers and their families.

Our Target Markets and Marketing Strategy.  We believe that our primary target market will consist of surfers and vacationers as well as surf resort and camp operators and vacation rental owners that desire to promote the rental of their surf resorts and camps and rental properties. We believe that many operators and owners desire to book their surf resorts and rent their properties without being responsible for the advertising and promotion of their own properties.

We will market and promote our website on the Internet. Our marketing strategy is to promote our services and products and attract businesses to our website.  Our marketing initiatives include:

•	utilizing direct response print advertisements placed primarily in surf related magazines and special interest magazines;
•	links to industry focused websites;
•	develop and print sales and marketing materials including brochures and cards; and
•	initiate direct contact with those potential customers.

Growth Strategy. Our objective is to become one of the dominant providers of surf resorts and camps and guided surf tours in surf related areas.  Key elements of our strategy include:

•	create awareness of our products and services;
•	continue and expand our website;
•	increase the number of Internet users to our website;
•	increase our relationships with clients;
•	provide additional services for businesses and consumers; and
•	pursue relationships with joint venture candidates which will support our development. We currently do not have plans, agreements, understandings or arrangements to engage in joint ventures.

Our Industry.The surf resort, camp and vacation rental industry is highly fragmented, with many small companies that offer surf resorts and camps throughout the world. We believe this fragmented market presents a significant opportunity for a company offering a branded, international network of high quality surf resorts, camps and vacation rentals with superior levels of customer service.

Our Competition. The surf resort, camp and vacation rental industry is highly competitive and has low barriers to entry. We believe that the principal competitive factors in attracting our customers are:

•	the quality of the surf at the locations that we showcase on our website; and
•	quality, cost and breadth of services and properties provided.

We also compete for customers from other operators of surf camps in Baja California and specifically Scorpion Bay. Many of these competitors have greater financial resources than we have and have been in operation for many years more than us. In addition, many of these companies have greater name recognition among surfers. These companies might be willing to sacrifice profitability to capture a greater portion of the market for vacationers or pay higher prices than we would for the same acquisition opportunities. Promotora Punta Pequena has operated a surf camp on the main point in Scorpion Bay for several years and currently rents vacation casas to traveling surfers. We do not know if we will be able to compete with Promotora Punta Pequena as a surf camp operator or provider of vacation rentals.

We also compete directly with other companies and businesses that have online surf resort, camps and vacation rental services which are functionally equivalent or similar to our proposed website. We expect that these competitors will market those websites to our target customers, which will significantly affect our ability to compete. Many of these competitors have greater financial resources and can afford to spend more resources than we can to market their websites. We cannot guaranty that we will succeed in marketing our website and generating revenues. We cannot guaranty that our competitors will not succeed in marketing their websites and generating revenues.

Our Intellectual Property. We do not presently own any copyrights, patents, trademarks, licenses, concessions or royalties, and we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable.  Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that

•	these agreements will not be breached;
•	we would have adequate remedies for any breach; or
•	our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of both our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

We currently own the domain names www.isurfresorts.com. Under current domain name registration practices, no one else can obtain a duplicate domain name, but someone might obtain a similar name to the domain name we ultimately use, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Government Regulation. We are subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in Nevada and the United States.

We are also subject to the laws and regulations of Mexico. Mexico is subject to changing political, economic and regulatory influences that will affect our business practices and operations. The North American Free Trade Agreement has fostered ties between Mexico, the United States and Canada by removing trade restrictions. However, foreign ownership of land in Mexico has traditionally been subject to heavy regulation by the Mexican government. Any of these regulations or a change in the current regulations could significantly hinder our ability to develop our property in Mexico, which would negatively impact our ability to generate revenues.  We cannot predict what impact, if any, such factors might have on our business, financial condition and results of operations.

In the early 1900s, Mexico began the process to provide farmers a beneficiary interest to land owned by the government. Those government parcels are known as “ejidos”. In 1992, the Mexican government amended the laws to provide a process of legal entitlement thereby giving the ejido farmers the right to convert the land to private property and allowing them to benefit monetarily from the ensuing regularization process. We believe the property we purchased has been properly regularized and therefore, the seller had the right to sell the land to us. If the property was not properly regularized and converted to private property, then we may not actually own the property that we purchased. There have been numerous, well publicized cases and examples of Americans, Canadians and other non-Mexicans buying ejido land that has not been properly regularized. We cannot guaranty that the property we purchased was properly regularized and converted to private property.

We believe that foreigners are able to purchase Mexican real estate through a bank trust called a Fideicomiso. The Fideicomiso enables foreigners to own property in Mexico in what is called the “restricted zone.” The restricted zone is that land which is located within 60 miles of the border or 30 miles of the coastline. The Fideicomiso gives the purchaser all rights of ownership.  If the parcel is larger than 2000 square meters, approximately one half acre, then the property should be held in a Mexican corporation, which is wholly foreign owned with the intention of doing business. Because the parcel is one hectare, or approximately 12,150 square meters, we hired a local Mexican attorney to form a Mexican subsidiary corporation for the purpose of owning the property located at San Juanico, Baja California Sur, Mexico. We believe we have followed the appropriate laws regarding foreign ownership of land in Mexico and that we are in conformity with all applicable laws in the relevant jurisdictions. Although we have followed the advice of our Mexican legal counsel, we can not guaranty we have clean title to the property located at San Juanico, Baja California Sur, Mexico.

Our Mexican Subsidiary. In February 2007, we incorporated ISR de Mexico, S. de R. L. de C.V., a Mexico corporation, for the purpose of owning the property at San Juanico, Baja California Sur, Mexico. We own approximately 55% of the issued and outstanding shares of our Mexican subsidiary’s capital stock. Timothy Neely, our former officer, director and principal shareholder, owns approximately 15% of the issued and outstanding shares of our Mexican subsidiary’s capital stock. ISR Investments LLC, one of our principal shareholders, owns approximately 30% of the issued and outstanding shares of our Mexican subsidiary’s capital stock.

Our Research and Development.  We are not currently conducting any research and development activities, other than the development of our website.  We do not anticipate conducting such activities in the near future.

Employees.  As of October 5, 2007, we have no employees other than our officers. We will utilize independent contractors, consultants, and other creative personnel from time to time to assist in developing our products. We are not a party to any employment agreements.

Our Facilities.  Our offices are located at 1097 Country Coach Dr., Suite 705, Henderson, Nevada 89002. Our office space is provided to us by one of our directors at no charge.  We treat the usage of the office space as additional paid-in capital and charge the estimated fair value rent of $150 per month to operations. We recorded total rent expense of $900 for the six month period ended June 30, 2007. We believe that our facilities are adequate for our needs. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources.

The following discussion of our financial condition and results of operations should be read in conjunction with (1) our audited financial statements for the period from inception to December 31, 2006, together with notes thereto included in this Registration Statement on Form SB-2 and (2) our unaudited interim financial statements and notes thereto for the six months ended June 30, 2007, also included in this Registration Statement on Form SB-2.

Our Plan of Operation for the Next Twelve Months.  To effectuate our business plan during the next twelve months, we must continue to develop our website and begin to attract customers.  We must also determine the feasibility of building surf casas, or vacation rentals, for our property located in San Juanico, Baja California, Mexico.  We are currently assessing the feasibility of building surf casas and also the feasibility of sub-dividing our parcel into smaller parcels and selling them as we believe that we can sell the smaller lots at a significant gain on our cost. We also may build on the subdivided lots and offer the surf casas for sale as a finished product. In order to properly determine the feasibility of those projects, our president Eduardo Biancardi intends to travel to the property and live in San Juanico for a period of time. We also intend to look for opportunities to work with other companies that will assist us in our development of the property.

During the next three to six months, our primary objective is to complete development of our website and complete our assessment of the opportunities for the property located in San Juanico, Baja California, Mexico. During the next six to twelve months, we hope to raise additional funds so that we can expand our product offerings and begin generating revenues. We believe that we will need to spend approximately $5,000 to complete the development of website. In order to market and promote our services and develop our property in San Juanico, Baja California, Mexico, we will need to raise additional capital. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate revenues. If we are not able to generate additional revenues that cover our estimated operating costs, our business may ultimately fail.

Liquidity and Capital Resources. In June 2007, we raised $132,450 in a private placement in exchange for 529,800 shares of our common stock. We have used a small portion of those proceeds for the audit of financial statements. In March 2007, we issued 240,000 shares of our common stock to repay certain loans in the amount of $60,000.  As of June 30, 2007, our total liabilities were $360, all of which was represented by accounts payable. We expect that we will incur expense related to our president traveling to the property located in San Juanico, Baja California, Mexico, as well as professional fees to determine feasibility of potential uses of that property.

During 2007, we anticipate that we will incur significant accounting costs associated with the audit and review of our financial statements. We expect that the legal and accounting costs of becoming a public company will continue to impact our liquidity and we may need to obtain funds to pay those expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity. We had no long term liabilities, commitments or contingencies.

We have cash of $138,235 as of June 30, 2007. In the opinion of management, available funds will satisfy our working capital requirements for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors.  We intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officers, director and principal shareholders. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, we hope that our officers, director and principal shareholders will contribute funds to pay for our expenses to achieve our objectives over the next twelve months.

We are not currently conducting any research and development activities other than the development of our website which we expect the total cost to be approximately $5,000. We do not anticipate that we will purchase or sell any significant equipment. In the event that we generate significant revenues and expand our operations, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Off-Balance Sheet Arrangements.  We have no off-balance sheet arrangements.

Description of Property

Property held by us. As of the June 30, 2007, through our Mexican subsidiary, we own one hectare, which is approximately 2.5 acres of land located in San Juanico, Baja California Sur, Mexico. The property is undeveloped land located adjacent to the beach. Our parcel has 50 meters of oceanfront and a length of 243 meters. There is no mortgage or lien on the property. We are reviewing plans to study the feasibility of building surf casas, or vacation rentals, for our camps and for visiting surfers and travelers to rent from us when we are not holding our camps.  We are also assessing the feasibility of sub-dividing our parcel into smaller parcels and selling them as we believe that we can sell the smaller lots at a significant gain on our cost. We also may build on the subdivided lots and offer the surf casas for sale as a finished product. We believe the property is suitable for the uses we are contemplating, although there is currently no electricity or water at the property. We are currently assessing the estimated cost of any proposed program for the renovation, improvement or development of the property. We will need to obtain financing to develop the property. We do not have any insurance for the property. We do not presently own any other interests in real estate.

Our Facilities.  Our offices are located at 1097 Country Coach Dr., Suite 705, Henderson, Nevada 89002. Our office space is provided to us by one of our directors at no charge.  We treat the usage of the office space as additional paid-in capital and charge the estimated fair value rent of $150 per month to operations.  We recorded total rent expense of $900 for the six month period ended June 30, 2007. We believe that our facilities are adequate for our needs. We do not own any real estate.

Certain Relationships and Related Transactions

Related party transactions.

In December 2006, we issued 1,000,000 shares of our common stock to Timothy Neely, who was our founder and our officer and director at inception.  These shares were issued in exchange for cash of $5,000, or $0.005 per share.

Santana Martinez, one of our directors, provides approximately 200 square feet of office space to us at no charge. Our financial statements will reflect, as occupancy costs, the fair market value of that space, which is approximately $200 per month. Total rent expense incurred to this related party amounted to $200 for the period from December 4, 2006 (inception) to December 31, 2006.

On December 5, 2006, we executed three unsecured promissory notes in exchange for $20,000 from Timothy Neely, our former officer, former director and principal shareholder, $70,000 from Ryan Neely, one of our principal shareholders, and $20,000 from Michael Muellerleile, one of our principal shareholders, respectively.  The notes bear interest at 8% and were due upon demand, no later than March 5, 2007.  As of March 21, 2007, Timothy Neely and Michael Muellerleile each agreed to convert their notes into 80,000 shares of our common stock at a conversion price of $0.25 per share. Both Mr. Neely and Mr. Muellerleile agreed to forgive any interest due pursuant to the notes. As of March 21, 2007, Ryan Neely agreed to convert $20,000 of his note into 80,000 shares of our common stock at a conversion price of $0.25 per share. We repaid the balance of the note, $50,000, to Mr. Neely and he agreed to forgive any interest due pursuant to the note.

We believe that each report transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the Securities and Exchange Commission, where required;
•	obtain disinterested directors consent; and
•	obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of October 5, 2007, there were 41 record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have agreed to register for sale 489,800 shares of common stock held by our shareholders.

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan.  We also do not have an equity compensation plan and do not plan to implement such a plan.

Recent Sales of Unregistered Securities. There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In June 2007, we issued 529,800 shares of our common stock for $0.25 per share for gross proceeds of $132,450. In March 2007, we issued 240,000 shares of our common stock to repay certain loans in the amount of $60,000. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission.

In December 2006, we issued 1,000,000 shares of our common stock to Timothy Neely, our founder and former officer and director, and 2,000,000 shares of our common stock to two individuals.  These shares were issued in exchange for gross proceeds of $15,000, or $.005 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act.

Penny stock regulation.  Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. As of October 5, 2007, 2007, our officer has received no compensation. Our officer and directors will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table.  The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers for the period from inception to December 31, 2006.  Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts	All Other Compensation
					Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)
Timothy Neely, former officer	2006	None	None	None	None	None	None	None

Employment Contracts and Termination of Employment. We do not anticipate that we will enter into any employment contracts with any of our employees. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation or retirement).

Outstanding Equity Awards at Fiscal Year-end. As of the period ended December 31, 2006, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested	Value of Unearned Shares, Units or Other Rights Not Vested
Timothy Neely, former officer	0	0	0	0	0	0	0	0	0

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan.

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were made since our date of incorporation on December 4, 2006.

Long-Term Incentive Plans. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Director Compensation. Our directors received the following compensation for their service as directors during the period ended December 31, 2006:

Name	Fees Earned or Paid in Cash	Stock A wards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Timothy Neely, former director	0	0	0	0	0	0	0

Financial Statements

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)

FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND
FOR THE PERIOD FROM INCEPTION
(DECEMBER 4, 2006) THROUGH JUNE 30, 2007
(Unaudited)

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2007 AND DECEMBER 31, 2006

ASSETS

	June 30, 2007	December 31, 2006
	(Unaudited)
Current assets
Cash	$138,235	$46,097

Total current assets	138,235	46,097

Investment in real property	61,335	57,500

Total assets	$199,570	$103,597

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$360	$1,294
Notes payable, stockholders	-	90,000

Total current liabilities	360	91,294

Minority interest in subsidiary	(1,395)	-

Stockholders’ equity
Common stock, $.001 par value; 100,000,000
shares authorized, 3,769,800 and 3,000,000
shares issued and outstanding as of
June 30,2007 and December 31, 2006, respectively	3,770	3,000
Additional paid-in capital	204,730	12,150
Deficit accumulated during the development stage	(7,895)	(2,847)

Total stockholders’ equity	200,605	12,303

Total liabilities and stockholders’ equity	$199,570	$103,597

See accompanying notes to consolidated financial statements.

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND
FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2006)
THROUGH JUNE 30, 2007
(Unaudited)

		Inception
	Six months	(December 4,
	ended	2006) to
	June 30, 2007	June 30, 2007

Net revenue	$-	$-

Operating expenses
Legal and professional fees	3,585	3,585
Organization costs	-	2,140
Rent	900	1,050
General and administrative	2,455	2,515

Total operating expenses	(6,940)	(9,290)

Other income (expense), net	497	-

Net loss before minority interest	(6,443)	(9,290)

Minority interest in subsidiary	1,395	1,395

Net loss	$(5,048)	$(7,895)

Net loss per common share – basic and diluted	$-	$-

Weighted average of common shares – basic and diluted	3,081,191	3,070,652

See accompanying notes to consolidated financial statements.

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND
FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2006)
THROUGH JUNE 30, 2007
(Unaudited)

				Deficit
	Common Stock			Accumulated
	Number of Shares	Amount	Additional Paid-In Capital	During Development Stage	Total Stockholders’ Equity

Balance, December 4, 2006	-	$-	$-	$-	$-

Issuance of common stock,
December 5, 2006	3,000,000	3,000	12,000	-	15,000

Additional paid-in capital in exchange
for facilities provided by related party	-	-	150	-	150

Net loss	-	-	-	(2,847)	(2,847)

Balance, December 31, 2006	3,000,000	3,000	12,150	(2,847)	12,303

Notes payable conversion, May 3, 2007	240,000	240	59,760	-	60,000

Issuance of common stock, June 30, 2007	529,800	530	131,920	-	132,450

See accompanying notes to consolidated financial statements.

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND
FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2006)
THROUGH JUNE 30, 2007
(Unaudited)

				Deficit
	Common Stock			Accumulated
	Number of Shares	Amount	Additional Paid-In Capital	During Development Stage	Total Stockholders’ Equity

Additional paid-in capital in exchange for
facilities provided by related party	-	-	900	-	900

Net loss	-	-	-	(5,048)	(5,048)

Balance, June 30, 2007	3,769,800	$3,770	$204,730	$(7,895)	$200,605

See accompanying notes to consolidated financial statements.

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND
FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2006)
THROUGH JUNE 30, 2007
(Unaudited)

		Inception
	Six months	(December 4,
	ended	2006) to
	June 30, 2007	June 30, 2007

Cash flows from operating activities
Net loss	$(5,048)	$(7,895)
Adjustments to reconcile net loss to net cash provided
by (used in) operating activities
Additional paid-in capital in exchange for facilities
provided by related party	900	1,050
Changes in operating assets and liabilities
(Decrease) increase in accounts payable and
accrued expenses	(934)	360

Net cash used in operating activities	(5,082)	(6,485)

Cash flows from investing activities
Investment in real property	(3,835)	(61,335)
Minority investment in subsidiary	(1,395)	(1,395)

Net cash used in investing activities	(5,230)	(62,730)

Cash flows from financing activities
Proceeds from issuance of common stock	132,450	147,450
Net proceeds/(payments) from stockholder loans	(30,000)	60,000

Net cash provided by financing activities	102,450	207,450

Net increase in cash	92,138	138,235

Cash, beginning of period	46,097	-

Cash, end of period	$138,235	$138,235

Supplemental disclosure of cash flow information
Income taxes paid	$-	$-
Interest paid	$-	$-
Conversion of notes payable into common stock	$60,000	$60,000

See accompanying notes to consolidated financial statements.

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

International Surf Resorts, Inc. (the Company) is currently a development stage company under the provisions of Statement of Financial Accounting Standards (SFAS) No. 7 and was incorporated under the laws of the State of Nevada on December 4, 2006.  For the period from inception (December 4, 2006) through June 30, 2007, the Company has produced no revenues and will continue to report as a development stage company until significant revenues are produced.

The Company intends to develop and operate surf camps.  The Company is currently seeking to acquire coastal land in Mexico and other areas with plans to develop and operate surf camps.  The Company may also subdivide and sell the acquired properties.  The Company is headquartered in Henderson, Nevada.

On February 19, 2007, the Company formed ISR de Mexico, a Mexican corporation, for the purpose of acquiring real estate in Mexico.  At June 30, 2007, the Company owned 55% of ISR de Mexico.  The remaining 45% interest is owned by related parties.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to item 310(b) of Regulation S-B. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations.

In the opinion of management, all adjustments, including normal and recurring accruals, necessary for a fair presentation of the financial position and the results of operations for the periods presented have been included. The operating results of the Company on a quarterly basis may not be indicative of operating results for the full year. For further information, refer to the financial statements and notes included in the Company’s audited financial statements for the year ended December 31, 2006.

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation

The consolidated financial statements include the accounts of International Surf Resorts, Inc. and its 55% owned subsidiary, ISR de Mexico.  All inter-company accounts and transactions have been eliminated in consolidation and minority interests were accounted for in the consolidated statements of operations and the balance sheets.

Minority Interest

The Company’s percentage of controlling interest requires that operations be included in the consolidated financial statements. The percentage of equity interest that is not owned by the Company is shown as “Minority interest in subsidiary” in the consolidated balance sheets and consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Pursuant to SFAS No. 107, “Disclosures About Fair Value of Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value. As of June 30, 2007, the Company did not deem any of its long-term assets to be impaired.

Income Taxes

The Company accounts for income taxes under SFAS 109, “Accounting for Income Taxes”.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Comprehensive Income

The Company applies Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130).  SFAS 130 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements.  For the six months ended June 30, 2007, the Company had no other components of comprehensive loss other than net loss as reported on the statement of operations.

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Segment Reporting

Pursuant to Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information,” (“SFAS No. 131”), the Company is required to disclose certain disclosures of operating segments, as defined in SFAS No. 131. Management has determined that the Company has only one operating segment and therefore does not disclose operating segment information.

Basic and Diluted Income (Loss) Per Share

In accordance with SFAS No. 128, “Earnings Per Share”, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding.  Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of June 30, 2007, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

Recent Accounting Pronouncements

FASB Interpretation No. 48– In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48), which supplements SFAS No. 109, “Accounting for Income Taxes”, by defining the confidence level that a tax position must meet in order to be recognized in the financial statements.  The Interpretation requires that the tax effects of a position be recognized only if it is “more-likely-than-not” to be sustained based solely on its technical merits as of the reporting date.  The more-likely-than-not threshold represents a positive assertion by management that a company is entitled to the economic benefits of a tax position.  If a tax position is not considered more-likely-than-not to be sustained based solely on its technical merits, no benefits of the position are to be recognized.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  The Company is currently assessing the potential effect of FIN 48 on its financial statements.

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)

SFAS No. 157– In September 2006, the FASB issued Statement 157, “Fair Value Measurements”.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.  This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year.  The Company is currently assessing the potential effect of SFAS 157 on its financials statements.

FAS No. 158– In September 2006, the FASB issued Statement No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”.  This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.  An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.  An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007.  The Company believes that the adoption of this standard will not a have a material impact on its financial statements.

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

SAB No. 108– In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (SAB No. 108), “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” The guidance in SAB No. 108 requires Companies to base their materiality evaluations on all relevant quantitative and qualitative factors. This involves quantifying the impact of correcting all misstatements, including both the carryover and reversing effects of prior year misstatements, on the current year financial statements. The Company has adopted this standard.

SFAS No. 159– In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option.

2.	CONCENTRATION OF CREDIT RISK

The Company maintains its cash deposits in two bank accounts which at times have exceeded federally insured limits.  At June 30, 2007, the Company had uninsured cash deposits in excess of the FDIC insurance limit of $11,236.  The Company has not experienced any losses with respect to its cash balances.

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

3.	NOTES PAYABLE - STOCKHOLDERS

On December 5, 2006, the Company entered into a promissory note agreement with a shareholder to obtain a loan for $70,000. Under the terms of the promissory note agreement, the principal together with interest at 8% per annum, was to be repaid in one lump sum on March 5, 2007, but could be prepaid without any penalty. On March 21, 2007, under the terms of the promissory note agreement, the shareholder elected to convert $20,000 of the note payable balance into 80,000 shares of the Company’s common stock at a conversion rate of $0.25 per share.  In addition, the shareholder agreed to forgive accrued interest on the note totaling $1,626.  The remaining note payable balance of $50,000 was repaid to the shareholder on April 4, 2007.

On December 13, 2006, the Company entered into a promissory note agreement with a shareholder to obtain a loan for $20,000.  Under the terms of the promissory note agreement, the principal, together with interest at 8% per annum, was to be repaid in one lump sum on March 13, 2007, but could be prepaid without any penalty.  On March 21, 2007, under the terms of the promissory note agreement, the shareholder elected to convert the $20,000 note payable balance into 80,000 shares of the Company’s common stock at a conversion rate of $0.25 per share.  In addition, the shareholder agreed to forgive accrued interest on the note totaling $430.

On December 13, 2006, the Company entered into a promissory note agreement with the Company’s president and shareholder to obtain a loan for $20,000.  Under the terms of the promissory note agreement, the principal, together with interest at 8% per annum, was to be repaid in one lump sum on March 13, 2007, but could be prepaid without any penalty. On March 21, 2007, under the terms of the promissory note agreement, the shareholder elected to convert the $20,000 note payable balance into 80,000 shares of the Company’s common stock at a conversion rate of $0.25 per share.  In addition, the shareholder agreed to forgive accrued interest on the note totaling $256.

4.	ACCRUED EXPENSES

Accrued Wages and Compensated Absences

The Company currently does not have any employees.  The majority of development costs and services have been provided to the Company by the founders and outside, third-party vendors.  As such, there is no accrual for wages or compensated absences as of June 30, 2007.

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

5.	COMMON STOCK

The Company is authorized to issue up to 50,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock.  Each share of common stock shall entitle the holder to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought.  The holders of shares of preferred stock shall have no right to vote such shares, with certain exceptions as determined by the Board of Directors of this corporation or as otherwise provided by the Nevada General Corporation Law, as amended from time to time.

On December 5, 2006, the Company issued 3,000,000 shares of its common stock to its founders at $.005 per share for a total of $15,000.

In June 2007, the Company performed a private placement and issued 529,800 shares of its common stock at $0.25 per share for a total of $132,450.

6.	PROVISION FOR INCOME TAXES

As of December 31, 2006, the Company had a federal net operating loss carryforward of approximately $10,100 which can be used to offset future federal income tax.  The federal net operating loss carryforward expires in 2026.  Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

As of December 31, 2006, the Company had the following deferred tax assets that related to its net operating losses.  A 100% valuation allowance has been established, as management believes it more likely than not that the deferred tax assets will not be realized:

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

6.	PROVISION FOR INCOME TAXES(Continued)

Federal loss carryforward (@ 15%)	$1,515
Less: valuation allowance	(1,515)

Net deferred tax asset	$-

The Company’s valuation allowance increased by $1,095 for the six months ended June 30, 3007.

7.	RELATED PARTY TRANSACTIONS

From the Company’s inception (December 4, 2006) through June 30, 2007, the Company utilized office space of a director of the Company at no charge.  The Company treated the usage of the office space as additional paid-in capital and charged the estimated fair value rent of $150 per month to operations.  The Company recorded total rent expense of $900 for the six months ended June 30, 2007.

INTERNATIONAL SURF RESORTS, INC.
(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2006)
THROUGH DECEMBER 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
International Surf Resorts, Inc.
Henderson, Nevada

We have audited the accompanying balance sheet of International Surf Resorts, Inc. (a development stage company) as of December 31, 2006, and the related statement of operations, stockholders’ equity, and cash flows for the period from inception (December 4, 2006) through December 31, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Surf Resorts, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the period from inception (December 4, 2006) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Mendoza Berger & Company, LLP

Irvine, California
August 17, 2007

INTERNATIONAL SURF RESORTS, INC.
(A Development Stage Company)
BALANCE SHEET
DECEMBER 31, 2006

ASSETS

Current assets
Cash	$46,097

Total current assets	46,097

Investment in real property	57,500

Total assets	$103,597

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$1,294
Notes payable, stockholders	90,000

Total current liabilities	91,294

Stockholders’ equity
Common stock, $.001 par value; 100,000,000 shares
authorized, 3,000,000 shares issued and outstanding	3,000
Additional paid-in capital	12,150
Deficit accumulated during development stage	(2,847)

Total stockholders’ equity	12,303

Total liabilities and stockholders’ equity	$103,597

See accompanying notes to financial statements.

INTERNATIONAL SURF RESORTS, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2006)
THROUGH DECEMBER 31, 2006

Net revenue	$-

Operating expenses
Organization costs	2,140
Rent	150
General and administrative	60

Total operating expenses	2,350

Other income (expense)
Interest expense	(497)

Net loss before income taxes	(2,847)

Provision for income taxes	-

Net loss	$(2,847)

Net loss per common share – basic and diluted	$-

Weighted average of common shares – basic and diluted	3,000,000

See accompanying notes to financial statements.

INTERNATIONAL SURF RESORTS, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2006)
THROUGH DECEMBER 31, 2006

				Deficit
	Common Stock			Accumulated
	Number of Shares	Amount	Additional Paid-In Capital	During Development Stage	Total Stockholders’ Equity

Balance, December 4, 2006	-	$-	$-	$-	$-

Issuance of common stock,
December 5, 2006	3,000,000	3,000	12,000	-	15,000

Additional paid-in capital in exchange
for facilities provided by related party	-	-	150	-	150

Net loss	-	-	-	(2,847)	(2,847)

Balance, December 31, 2006	3,000,000	$3,000	$12,150	$(2,847)	$12,303

See accompanying notes to financial statements.

INTERNATIONAL SURF RESORTS, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2006)
THROUGH DECEMBER 31, 2006

Cash flows from operating activities:
Net loss	$(2,847)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Cost of facilities provided by related party	150
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	1,294

Net cash used in operating activities	(1,403)

Cash flows from investing activities:
Investment in real property	(57,500)

Net cash used in investing activities	(57,500)

Cash flows from financing activities:
Proceeds from issuance of common stock	15,000
Proceeds from stockholder loans	90,000

Net cash provided by financing activities	105,000

Net increase in cash	46,097

Cash, beginning of period	-

Cash, end of period	$46,097

Supplemental disclosure of cash flow information:
Income taxes paid	$-

Interest paid	$-

See accompanying notes to financial statements.

INTERNATIONAL SURF RESORTS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

International Surf Resorts, Inc. (the Company) is currently a development stage company under the provisions of Statement of Financial Accounting Standards (SFAS) No. 7 and was incorporated under the laws of the State of Nevada on December 4, 2006.  For the period from inception (December 4, 2006) through December 31, 2006, the Company has produced no revenues and will continue to report as a development stage company until significant revenues are produced.

The Company intends to develop and operate surf camps.  The Company is currently seeking to acquire coastal land in Mexico and other areas with plans to develop and operate surf camps.  The Company may also subdivide and sell the acquired properties.  The Company is headquartered in Henderson, Nevada.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Pursuant to SFAS No. 107, “Disclosures About Fair Value of Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

INTERNATIONAL SURF RESORTS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value. As of June 30, 2007, the Company did not deem any of its long-term assets to be impaired.

Income Taxes

The Company accounts for income taxes under SFAS 109, “Accounting for Income Taxes”.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  The components of the deferred tax assets and liabilities are classified as current and non-current based on their characteristics.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Comprehensive Income

The Company applies Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130).  SFAS 130 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements.  From inception (December 4, 2006) through December 31, 2006, the Company had no other components of comprehensive loss other than net loss as reported on the statement of operations.

Basic and Diluted Income (Loss) Per Share

In accordance with SFAS No. 128, “Earnings Per Share”, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding.  Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of December 31, 2006, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

INTERNATIONAL SURF RESORTS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

FASB Interpretation No. 48– In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48), which supplements SFAS No. 109, “Accounting for Income Taxes”, by defining the confidence level that a tax position must meet in order to be recognized in the financial statements.  The Interpretation requires that the tax effects of a position be recognized only if it is “more-likely-than-not” to be sustained based solely on its technical merits as of the reporting date.  The more-likely-than-not threshold represents a positive assertion by management that a company is entitled to the economic benefits of a tax position.  If a tax position is not considered more-likely-than-not to be sustained based solely on its technical merits, no benefits of the position are to be recognized.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  The Company is currently assessing the potential effect of FIN 48 on its financial statements.

SFAS No. 157– In September 2006, the FASB issued Statement 157, “Fair Value Measurements”.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.  This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year.  The Company is currently assessing the potential effect of SFAS 157 on its financials statements.

INTERNATIONAL SURF RESORTS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

SFAS No. 158– In September 2006, the FASB issued Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”.  This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.  An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.  An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007.  The Company believes that the adoption of this standard will not a have a material impact on its financial statements.

SFAS No. 159– In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”.  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  This Statement applies to all entities, including not-for-profit organizations.  Most of the provisions of this Statement apply only to entities that elect the fair value option.

INTERNATIONAL SURF RESORTS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

2.             NOTES PAYABLE – STOCKHOLDERS

On December 5, 2006, the Company entered into a promissory note agreement with Ryan Neely, a shareholder, to obtain a loan for $70,000.  Under the terms of the promissory note agreement, the principal shall be repaid in one lump sum on March 5, 2007, but may be prepaid without any penalty.  The note bears interest at 8% per annum and is payable on the maturity date.  The note may be converted into shares of the Company’s common stock at any time before March 4, 2007 at the conversion price of the most recent sale of the Company’s stock.  The note payable balance and accrued interest amounted to $70,000 and $414 at December 31, 2006, respectively.

On December 13, 2006, the Company entered into a promissory note agreement with Michael Muellerleile, a shareholder, to obtain a loan for $20,000.  Under the terms of the promissory note agreement, the principal shall be repaid in one lump sum on March 13, 2007, but may be prepaid without any penalty.  The note bears interest at 8% per annum and is payable on the maturity date.  The note may be converted into shares of the Company’s common stock at any time before March 12, 2007 at the conversion price of the most recent sale of the Company’s stock.  The note payable balance and accrued interest amounted to $20,000 and $83 at December 31, 2006, respectively.

3.             ACCRUED EXPENSES

Accrued Wages and Compensated Absences

The Company currently does not have any employees.  The majority of development costs and services have been provided to the Company by the founders and outside, third-party vendors.  As such, there is no accrual for wages or compensated absences as of December 31, 2006.

4.             COMMON STOCK

The Company is authorized to issue up to 100,000,000 shares of $0.001 par value common stock.  Each share of common stock shall entitle the holder to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought.

On December 5, 2006, the Company issued 3,000,000 shares of its common stock to its founders at $.005 per share for a total of $15,000.

INTERNATIONAL SURF RESORTS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

5.             PROVISION FOR INCOME TAXES

As of December 31, 2006, the Company had a federal net operating loss carryforward of approximately $2,800 which can be used to offset future federal income tax.  The federal net operating loss carryforward expires in 2026.  Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

As of December 31, 2006, the Company had the following deferred tax assets that related to its net operating losses.  A 100% valuation allowance has been established, as management believes it more likely than not that the deferred tax assets will not be realized:

Federal loss carryforward (@ 15%)	$420
Less: valuation allowance	(420)

Net deferred tax asset	$-

6.             RELATED PARTY TRANSACTIONS

From the Company’s inception (December 4, 2006) through December 31, 2006, the Company utilized office space of a director of the Company at no charge.  The Company treated the usage of the office space as additional paid-in capital and charged the estimated fair value rent of $150 per month to operations.  The Company recorded total rent expense of $150 for the period from inception (December 4, 2006) to December 31, 2006.

7.             SUBSEQUENT EVENTS

On December 13, 2006, the Company entered into a promissory note agreement with Tim Neely, the Company’s president and a stockholder, to obtain a loan for $20,000.  However, the funds were not received until February 2007.  Under the terms of the promissory note agreement, the principal was to be repaid in one lump sum on March 13, 2007, but could be prepaid without any penalty.  The note had an interest rate at 8% per annum and was payable on the maturity date.  The note could be converted into shares of the Company’s common stock at any time before March 13, 2007 at the conversion price of the most recent sale of the Company’s stock.    On March 21, 2007, Tim Neely, elected to convert the $20,000 note payable into 80,000 shares of the Company’s common stock at a conversion rate of $0.25 per share.  In addition, Mr. Neely agreed to forgive any accrued interest on the note.

INTERNATIONAL SURF RESORTS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

7.             SUBSEQUENT EVENTS (Continued)

On January 19, 2007, the Company formed a Mexican corporation, ISR de Mexico, for the purpose of holding the Company’s investment in real property and for acquiring property in Mexico.  The Company owns 55% of ISR de Mexico.  In April 2007, the Company’s investment in real property was transferred to ISR de Mexico.

On March 21, 2007, Michael Muellerleile, elected to convert the $20,000 note payable into 80,000 shares of the Company’s common stock at a conversion rate of $0.25 per share.  In addition, Mr. Muellerleile agreed to forgive any accrued interest on the note.

On July 30, 2007, the Company made a private placement offering and issued 529,800 shares of its common stock at $0.25 per share for a total of $132,450.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In July 2007, our Board of Directors appointed Mendoza Berger & Company, to audit our financials statements for the period from inception to December 31, 2006. There have been no disagreements with our accountant since their appointment.

Legal Matters

The validity of the issuance of the shares of common stock offered by the selling shareholders has been passed upon by Esquire Consulting, Inc. located in Los Angeles, California.

Experts

Our financial statements for the period from inception to December 31, 2006, appearing in this prospectus which is part of a Registration Statement have been audited by Mendoza Berger & Company and are included in reliance upon such reports given upon the authority of Mendoza Berger & Company as experts in accounting and auditing.

Additional Information

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

Dealer Prospectus Delivery Obligation

Until January 3, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.